    As filed with the Securities and Exchange Commission on October 6, 2000

                                                  REGISTRATION NO.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                             ----------------------

                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             ----------------------

                          The Colonial BancGroup, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                      63-0661573
(State of Incorporation)                   (I.R.S. Employer Identification No.)

      One Commerce Street, Suite 800
      Montgomery, Alabama 36104                     (334) 240-5000
(Address of principal executive offices)            (Telephone No.)

                  1992 Incentive Stock Option Plan, as amended
                              (Full title of plan)

                                         Copies to:
         William A. McCrary              Willard H. Henson
          Senior Counsel                 Miller, Hamilton, Snider & Odom, L.L.C.
        Post Office Box 1108             One Commerce Street, Suite 305
      Montgomery, Alabama 36101          Montgomery, Alabama 36101
(Name and address of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be        Amount to be         Prop. Max. Offering Price           Prop. Max. Aggregate       Amount of Fee
Registered                       Registered           Per Unit (1)                        Offering Price (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    1,500,000            $10.15625                           $15,234,375                $4,021.88
par value $2.50 per
share

==================================================================================================================================

(1) PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE ARE ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE AND ARE BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK OF THE REGISTRANT ON THE NEW YORK STOCK EXCHANGE ON
October 4, 2000.

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment of The Colonial BancGroup, Inc. 1992 Incentive Stock Option Plan to increase the number of shares of common stock authorized to be issued thereunder from 4,200,000 (after giving effect to stock splits issued in the form of 100% stock dividends on February 14, 1997 and August 14, 1998) to 5,700,000. The contents of the Registrant's Registration Statement of Forms S-8, Registration Nos. 33-47770, filed with the Securities and Exchange Commission on May 8, 1992 and 333-71841, filed with the Securities and Exchange Commission on February 5, 1999 (the "Prior Registration Statements") are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a)      The registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, i.e., the Annual Report on Form 10-K for the fiscal year ending December 31, 1999.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's documents referred to in (a) above, i.e., the Current Reports on Form 8-K dated March 1, 2000 and July 18, 2000.

         (c) BancGroup's registration statement on Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of the BancGroup common stock.

    ITEM 8.  EXHIBITS.

    Exhibit No.                              Description

    5.1                               Opinion of Miller, Hamilton, Snider &
                                      Odom, L.L.C. as to certain issues
                                      regarding the securities being
                                      registered.

    23.1                              Consent of PricewaterhouseCoopers LLP

    23.2                              Consent of Miller, Hamilton, Snider &
                                      Odom, L.L.C.

    24                                Power of attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 5th day of October, 2000.

                                    THE COLONIAL BANCGROUP, INC.



                                    BY:  /s/ Robert E. Lowder
                                       -----------------------------------------
                                         Its Chairman of the Board of Directors,
                                         President and Chief Executive Officer


                                    BY:  /s/ W. Flake Oakley, IV
                                       -----------------------------------------
                                         Its Chief Financial Officer (Principal
                                         Financial Officer and Principal
                                         Accounting Officer) and
                                         Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                             TITLE                             DATE
----------                             -----                             ----


/s/ Robert E. Lowder                   Chairman of the Board             **
------------------------               of Directors, President and
Robert E. Lowder                       Chief Executive Officer



                                       Director
------------------------
Lewis E. Beville

       *                               Director                          **
------------------------
William Britton


       *                               Director                          **
------------------------
Jerry J. Chesser


       *                               Director                          **
------------------------
Augustus K. Clements, III


       *                               Director                          **
------------------------
Robert S. Craft


                                       Director
------------------------
Patrick F. Dye


       *                               Director                          **
------------------------
Clinton O. Holdbrooks


       *                               Director                          **
------------------------
Harold D. King

       *                               Director                          **
------------------------
John Ed Mathison



       *                               Director                          **
------------------------
Milton E. McGregor


       *                               Director                          **
------------------------
John C. H. Miller, Jr.


       *                               Director                          **
------------------------
Joe D. Mussafer


       *                               Director                          **
------------------------
William E. Powell, III


       *                               Director                          **
------------------------
James W. Rane


       *                               Director                          **
------------------------
Frances E. Roper


       *                               Director                          **
------------------------
Simuel Sippial, Jr.


       *                               Director                          **
------------------------
Edward V. Welch


* The undersigned, acting pursuant to a power of attorney, has signed this registration statement on form S-8 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

** Date: October 5, 2000


/s/  W. Flake Oakley, IV
------------------------
W. Flake Oakley, IV
Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                          THE COLONIAL BANCGROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 EXHIBIT INDEX

EXHIBIT

    Exhibit No.                                    Description                                  PAGE

    5.1                               Opinion of Miller, Hamilton, Snider &
                                      Odom, L.L.C. as to certain issues
                                      regarding the securities being
                                      registered.

    23.1                              Consent of PricewaterhouseCoopers LLP

    23.2                              Consent of Miller, Hamilton, Snider &
                                      Odom, L.L.C.

    24                                Power of attorney.